EXHIBIT 21

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 1997
                                                               Voting
                                             Where             Securities
                                             Incorporated      Owned
                                             ------------      -----

Marines C.A.(7)                              Ecuador           100% (1)
Maderas Secas C.A. (Maseca) (3)              Ecuador           100% (1)
Ecuatoriana de Crustaceos, S.A. (4)          Ecuador           100% (1)
Balmanta S.A. (3)                            Ecuador           100% (1)
Productos del Pacifico, S.A.                 Ecuador           100% (1)
Compania Ecuatoriana de Balsa, S.A.          Ecuador           100% (1)
Servicios Contables, S.A. (6)                Ecuador           100% (1)
Vanalarva, S.A. (7)                          Ecuador           100% (1)
Tecnicos Del Centro Tedece S.A. (2)          Ecuador           100% (1)
Balsa Ecuador Lumber Corporation             New Jersey        100%
Balsa Development Corporation                New Jersey        100%
Sanlam Corporation                           New York          100%
Baltek, S.A.                                 France            100% (1)
Baltek, Ltd.                                 Great Britain     100% (1)
Pacific Timber Ltd. (5)                      Great Britain     100% (1)
Cryogenic Structures Corporation             Delaware          94%   (1)
Baltek GmbH                                  Germany           100% (1)
Plantaciones De Balsa, S.A.                  Ecuador           100% (1)
Recorcholis,S.A.                             Ecuador           100% (9)

                                                                      EXHIBIT 21
                                                                     (Continued)
BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 1997
                                                               Voting
                                             Where             Securities
                                             Incorporated      Owned
                                             ------------      -----

Baltek Foreign Sales Corporation             U.S. Virgin
                                             Islands           100%
Crustacea Corporation                        Delaware          100%
Fomentadora De Balsa, S.A.                   Ecuador           100% (1)
Futuracorp. S.A. (2)                         Ecuador           100% (1)
Baltek Scandinavia Aps (8)                   Denmark           100% (1)


(1) Includes qualifying shares in the names of individuals associated with the Company.

(2) Wholly-owned by Maderas Secas C.A., Balmanta, S.A., Compania Ecuatoriana de Balsa, S.A., Productos del Pacifico, S.A. and Servicios Contables, S.A.

(3) Wholly-owned by Products del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.

(4) Wholly-owned by Maderas Secas, C.A., Balmanta, S.A., Baltek Corporation and Marines C.A.

(5)   Wholly-owned by Baltek Ltd.

(6) Wholly-owned by Compania Ecuatoriana de Balsa, S.A., Maderas Secas C.A., Balmanta, S.A., and Productos del Pacifico, S.A.

(7)   Wholly-owned by Ecuatoriana de Crustaceos, S.A., and Baltek Corporation.

(8)   Wholly-owned by Baltek, S.A.

(9)   Wholly-owned by Ecuatoriana de Crustaceos, S.A.,

The above subsidiaries are included in the Company's consolidated financial statements.